EXHIBIT 99.1

          SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES
                    CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (Unaudited)

 ..............................................      September 30,  December 31,
                                                       1995             1994
                                                    ------------   ------------
 ..............................................             (in millions)
                ASSETS

CURRENT ASSETS
 Cash and Cash equivalents .....................       $    136.5     $   145.6
 Short-term investments ........................              -            95.0
 Accounts and notes receivable, net of
  allowance for doubtful accounts ..............            150.8         178.2
 Accounts receivable sales proceeds receivable .            126.4         111.2
 Materials and supplies, at cost ...............             74.6          71.8
 Other notes receivable ........................              7.5           7.2
 Other current assets ..........................             67.9          63.6
                                                       ----------     ---------
  Total current assets .........................            563.7         672.6
                                                       ----------     ---------
REAL ESTATE HELD FOR SALE ......................            369.1         361.4
                                                       ----------     ---------

PROPERTY, AT COST
 Roadway and structures ........................          2,368.5       2,204.4
 Railroad equipment ............................          1,470.6       1,013.4
 Other property ................................            315.0         309.0
                                                       ----------     ---------
  Total property ...............................          4,154.1       3,526.8
 Less accumulated depreciation and amortization             636.7         597.8
                                                       ----------     ---------
  Property, net ................................          3,517.4       2,929.0
                                                       ----------     ---------

OTHER ASSETS AND DEFERRED CHARGES
 Notes receivable and other investments ........             82.7          79.2
 Other assets and deferred charges .............            119.6         109.9
                                                        ---------     ---------
  Total other assets ...........................            202.3         189.1
                                                        ---------     ---------
    Total assets ...............................        $ 4,652.5     $ 4,152.1
                                                        =========     =========
                                                                    (Continued)

 See accompanying notes to consolidated condensed financial statements.

    SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES
              CONSOLIDATED CONDENSED BALANCE SHEETS
                           (Unaudited)

                                                   September 30,  December 31,
                                                        1995           1994
                                                   -------------  ------------
                                                          (in millions)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts and wages payable....................     $     151.4    $     158.0
 Accrued payables..............................           160.2          169.1
 Current portion of long term debt.............            57.0           59.5
 Redeemable preference shares of a subsidiary..             1.9            1.9
 Other current liabilities.....................           598.6          627.3
                                                    -----------    -----------
   Total current liabilities...................           969.1        1,015.8
                                                    -----------    -----------

LONG-TERM DEBT.................................         1,654.7        1,089.3
                                                    -----------    -----------

DEFERRED INCOME TAXES..........................           224.1          223.4
                                                    -----------    -----------

OTHER LIABILITIES..............................           725.8          744.2
                                                    -----------    -----------

REDEEMABLE PREFERENCE SHARES OF A
 SUBSIDIARY....................................            20.8           20.7
                                                    -----------    -----------

STOCKHOLDERS' EQUITY
 Common stock..................................             0.2            0.2
 Additional paid-in capital....................          1121.8        1,116.2
 Accumulated deficit...........................           (64.0)         (57.7)
                                                    -----------    -----------
   Total stockholders' equity..................         1,058.0        1,058.7
                                                    -----------    -----------
   Total liabilities and stockholders' equity..     $   4,652.5    $   4,152.1
                                                    ===========    ===========


See accompanying notes to consolidated condensed financial statements.

            SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

                                       Three Months             Nine Months
                                      Ended Sept. 30,         Ended Sept. 30,
                                      ---------------         ---------------
                                      1995       1994         1995       1994
                                      ----       ----         ----       ----
                                      (in millions, except per share amounts)
OPERATING REVENUES
  Railroad ....................     $ 773.0    $ 787.6     $ 2,300.1  $ 2,298.6
  Other .......................        23.6       19.7          67.8       63.5
                                    ---------  ---------   ---------  ---------
     Total ....................       796.6      807.3       2,367.9    2,362.1
                                    ---------  ---------   ---------  ---------
OPERATING EXPENSES
  Railroad .....................      725.3      691.6       2,137.0    2,034.9
  Special charge (Note 5) ......        -          -            64.6        -
  Other ........................       23.4       18.6          66.6       60.5
                                    ---------   --------    --------  ---------
     Total .....................      748.7      710.2       2,268.2    2,095.4
                                    ---------   --------   ---------  ---------
OPERATING INCOME ...............       47.9       97.1          99.7      266.7
                                     ---------   --------   ---------  ---------
OTHER INCOME (EXPENSE)
  Gains from sales of property ..       1.3        2.9          16.1       24.4
  Real estate rentals, net ......       4.8        5.6          12.6       17.3
  Interest ......................       2.6        4.7           9.1       10.9
  Other income (expense), net ...     (17.9)     (17.2)        (46.8)     (44.9)
                                     ---------   --------   ---------  ---------
    Total .......................      (9.2)      (4.0)         (9.0)       7.7
                                     ---------   --------   ---------  ---------
INTEREST EXPENSE ................      35.0       37.7          99.2      115.3
                                     ---------   --------   ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES       3.7       55.4          (8.5)     159.1
                                     ---------   --------   ---------  ---------
INCOME TAX (BENEFIT)
  Current .......................       0.1       (0.5)          0.1        -
  Deferred ......................       2.4       22.4          (2.3)      62.1
                                     ---------   --------   ---------  ---------
    Total .......................       2.5       21.9          (2.2)      62.1
                                     ---------   --------   ---------  ---------
INCOME (LOSS) BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING        1.2       33.5          (6.3)      97.0

CUMULATIVE EFFECT OF CHANGE IN
    ACCOUNTING FOR POST-EMPLOYMENT
    BENEFITS IN 1994, net of tax .       -          -             -        (6.0)
                                     ---------   --------   ---------   --------
NET INCOME (LOSS) ................   $  1.2     $ 33.5      $  (6.3)    $  91.0
                                     =========   ========   =========   ========
EARNINGS (LOSS) PER SHARE
  Net earnings before cumulative
    effect of change in
    accounting...................   $  0.01    $  0.22     $  (0.04)   $  (0.65)
  Cumulative effect of change in
    accounting...................  $    -          -           -          (0.04)
                                     ---------   --------   ---------   --------
   Net income (loss) .............  $  0.01   $   0.22     $  (0.04)   $   0.61
                                     =========   ========   =========   ========

       See accompanying notes to consolidated condensed financial statements.

             SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES
             CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
                        Nine Months Ended September 30, 1995
                                    (Unaudited)




                              Common Stock
                          -----------------    Additional
                          Number of             Paid-in     Accumulated
                           Shares    Amount     Capital      Deficit      Total
                          ---------  ------    ----------   -----------   -----
                                               (in millions)

Balances at December 31,
  1994...................   156     $ 0.2     $1,116.2       $ (57.7)  $1,058.7
Net loss.................    -         -         -              (6.3)      (6.3)
Issuance of Common Stock     -         -           5.6            -         5.6
                           -----    -----     --------       --------  --------
Balances at September 30,
  1995...................   156     $ 0.2     $1,121.8       $ (64.0)  $1,058.0
                           =====    =====     ========     ========     ========




       See accompanying notes to consolidated condensed financial statements.

             SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES
                   CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                     (Unaudited)

                                                           Nine Months
                                                       Ended September 30,
                                                       --------------------
                                                         1995        1994
                                                       --------    --------
                                                          (in millions)


CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income.(loss).............................       $  (6.3)   $   91.0
                                                      -------    --------
 Adjustments to net income (loss):
   Gains from sales of property and real estate.        (16.1)      (24.4)
   Depreciation and amortization................        116.5       104.7
   Deferred income taxes........................         (2.3)       58.2
   Special charge...............................         64.6          -
   Cumulative effect of change in accounting for
     post-employment benefits in 1994...........           -          9.8
   Other adjustments............................       (101.5)     (180.6)
                                                      -------    --------
        Total adjustments......................          61.2       (32.3)
                                                      -------    --------
   Net cash provided by operating activities...          54.9        58.7
                                                      -------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Property sold and retired.....................         24.7        30.8
  Capital expenditures..........................       (270.6)     (203.0)
  Decrease in short-term investments............         95.0         -
  Change in notes receivable and other
    investments, net............................         (8.0)      (11.0)
                                                      -------    --------
    Net cash used for investing activities......       (158.9)     (183.2)
                                                      -------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of debt, net of costs..        225.0        55.6
  Debt and revolver repayment...................       (129.2)     (349.7)
  Proceeds from issuance of stock, net of costs.          -         503.6
  Redeemable preference shares repayment........         (0.9)       (1.3)
                                                      -------    --------
   NET CASH PROVIDED BY FINANCING ACTIVITIES....         94.9       208.2
                                                      -------    --------

NET CHANGE IN CASH AND CASH EQUIVALENTS.........         (9.1)       83.7

CASH AND CASH EQUIVALENTS-BEGINNING OF THE PERIOD       145.6        65.4
                                                      -------    --------

CASH AND CASH EQUIVALENTS-END OF THE PERIOD.....    $   136.5    $  149.1
                                                    =========    ========


    See accompanying notes to consolidated condensed financial statements.

          SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES

             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                              September 30, 1995
                                 (Unaudited)


(1) OWNERSHIP AND PRINCIPLES OF CONSOLIDATION

      Southern Pacific Rail Corporation ("SPRC") is the parent company of Southern Pacific Transportation Company ("SPT"). SPRC together with its subsidiaries is referred to as the Company. Railroads owned include SPT and SPT's subsidiaries, St. Louis Southwestern Railway Company ("SSW"), SPCSL Corp. ("SPCSL") and The Denver and Rio Grande Western Railroad Company ("D&RGW"). These consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1994. In the opinion of management, all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of interim period results have been included. However, these results are not necessarily indicative of results for a full year.

(2) RECLASSIFICATIONS

      Certain of the prior period amounts have been reclassified to conform to the September 30, 1995 consolidated condensed financial statement presentation.

(3) SUPPLEMENTAL CASH FLOW INFORMATION
                                                  Nine Months Ended Sept. 30,
                                                  ---------------------------
                                                  1995                  1994
                                                  -----------      ----------
                                                         (in millions)

Cash payments:
      Interest..................................... $   78.6          $  105.3
      Income taxes.................................      1.2              (2.9)

Non-cash transactions:
   Capital lease obligations for railroad equipment    465.6             146.2
   Issuance of common stock........................      5.6               0.8


(4) CAPITAL LEASE FINANCING

      As of September 30, 1995, $465.6 million of equipment has been received and included in the capital lease obligations incurred during the first nine months of 1995. An additional $48.0 million of equipment to be financed under capital leases (including 28 locomotives and approximately 373 reconditioned freight cars) is expected to be received by year end.

(5) SPECIAL CHARGE

      In June 1995, the Board of Directors approved plans aimed at reducing future operating costs and increasing productivity which resulted in a $64.6 million pretax charge. Approximately $41 million of the charge is related to severance payments to be made during the next year for approximately 582 employees (both management and labor), approximately $4 million of the charge is related to costs associated with terminating certain leased facilities, and approximately $20 million is for the expected loss associated with the sale, lease or abandonment of 600 miles of light density rail lines.
Current liabilities, non-current liabilities and accumulated depreciation at June 30, 1995 were increased by approximately $28 million, $17 million and $20 million, respectively, as a result of this charge. As part of the plans to increase productivity, the Company also approved the relocation and training of up to 300 employees for which future expected costs of approximately $8 million will be expensed as incurred under current accounting principles. As of September 30, 1995, 25 employees have been terminated and $0.7 million has been charged to the reserve. The Company continues to evaluate the costs and benefits of the special charge approved by the Board in June, 1995 as it considers the 1996 business plan.

(6) OTHER

     In November 1994, the Burlington Northern Railroad Company ("BN") and the Atchison, Topeka & Santa Fe Railway Company ("ATSF") filed an application with the Interstate Commerce Commission ("ICC") for approval of a proposed merger of the two companies. On April 13, 1995, the Company entered into an agreement with BN and ATSF to provide trackage and haulage rights over portions of each other's rail lines, effective upon the completion of the proposed BN/ATSF merger. On August 23, 1995 the ICC served a written decision approving the proposed merger. The decision was effective September 22, 1995, and on that date, the BN/ATSF merger was consummated.

     On March 31, 1995, the Company and Union Pacific Railroad Company ("UPRR") entered into an agreement to settle the outstanding litigation, which was reported in the Company's Annual Report on Form 10-K for the period ending December 31, 1994, relating to the compensation SSW would pay for trackage rights over UPRR lines between Kansas City and St. Louis. Under the settlement agreement, the Company paid UPRR $30.76 million on April 3, 1995 and executed a note agreeing to pay UPRR $30.76 million, plus interest at 7%, on April 3, 1996. As a result of the settlement agreement, both parties dismissed their claims in the ICC and court proceedings.

(7) PROPOSED MERGER WITH UNION PACIFIC

     On August 3, 1995, the Board of Directors of SPRC approved an agreement providing for the merger of SPRC and UPRR, a wholly-owned subsidiary of Union Pacific Corporation ("UP"). Under the terms of the agreement, a subsidiary of UP acquired 25% of the common stock of SPRC at a price of $25.00 per share pursuant to a tender offer. The shares purchased in the tender offer are held in a voting trust pending approval of the merger by the ICC. Following receipt of ICC approval and the satisfaction of other conditions (including approval by SPRC stockholders), SPRC (and the UP subsidiary that purchased SPRC stock in the cash tender offer) will be merged into UPRR. In the SPRC/UPRR merger, each share of SPRC stock would be converted, at the holder's election (subject to proration), into the right to receive $25.00 in cash or 0.4065 shares of UP common stock. Of the shares of SPRC common stock outstanding immediately prior to the merger (other than the shares previously acquired by UP in the tender offer), 20% of such shares will be acquired for cash and 80% of such shares will be acquired in exchange for shares of UP common stock. The two companies expect to file an application with the ICC on or before December 1, 1995.

(8) COMMITMENTS AND CONTINGENCIES

     The Company is subject to Federal, state and local environmental laws and regulations and is currently participating in the investigation and remediation of numerous sites. Where the remediation costs can be reasonably determined, and where such remediation is probable, the Company has recorded a liability. The Company does not believe that disposition of environmental matters known to the Company will have a material adverse effect on the Company's financial condition or liquidity; however, there can be no assurance that the impact of these matters on its results of operations for any given reporting period will not be material.